UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):  May 7, 2008

Commission file number 1-8572

TRIBUNE COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-1880355 (I.R.S. Employer Identification No.)

435 North Michigan Avenue Chicago, Illinois (Address of principal executive offices)	60611 (Zip code)

Registrant’s telephone number, including area code:  (312) 222-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As previously announced, Randy Michaels has been appointed Chief Operating Officer of Tribune Company, effective May 7, 2008. Mr. Michaels, 55, has been serving as Executive Vice President and Chief Executive Officer of the Company’s Interactive and Broadcast divisions since December 20, 2007. Beginning in early 2007, until his employment with the Company, Mr. Michaels served as chief executive officer of Local TV, LLC, a company that acquired the television stations formerly owned by The New York Times Company. Beginning in 1986, Mr. Michaels served in various executive capacities at Jacor Communications, later becoming its chief executive officer. When Clear Channel Communications acquired Jacor in 1999, Mr. Michaels became Clear Channel’s division president and later chairman and chief executive officer. Mr. Michaels left Clear Channel in 2002 and started several private broadcast firms, including RadioActive and Product 1st. He began working with Oak Hill Capital partners in early 2005 on acquisition opportunities, culminating in the creation of Local TV.

As previously announced, Mark Shapiro was elected to the Board of Directors of the Company on May 7, 2008. Mr. Shapiro is President and Chief Executive Officer of Six Flags, Inc., a position he has held since December 2005. Prior to joining Six Flags, Mr. Shapiro served as Executive Vice President/Programming and Production at ESPN, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIBUNE COMPANY (Registrant)

Date: May 13, 2008	By:	/s/ David P. Eldersveld
David P. Eldersveld
Vice President/Deputy General Counsel and Secretary